TUBBY'S, INC.
                             LIST OF SUBSIDIARIES
                              NOVEMBER 30, 1997



                                  EXHIBIT 21


    Name                                           State of Incorporation
    ----                                           ----------------------
    Tubby's Sub Shop Advertising, Inc.                    Michigan
    The SubLine Company, Inc.                             Michigan
    Tubby's Company Stores, Inc.                          Michigan
    Tubby's Sub Shops, Inc.                               Michigan

    Name                                           State of Partnership
    ----                                           --------------------
    The McTub Company                                     Michigan



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